Prepared by and return to:
Agnes Chau, Esq.
Law Offices of Agnes Chau, P.A.
716 E. Colonial Drive
Orlando, FL 32803

Florida documentary stamp taxes in the amount of $1,225.00 and Florida intangible tax in the amount of $700.00 are being paid upon the recording of this instrument.

MORTGAGE AND SECURITY AGREEMENT

THIS MORTGAGE ("Mortgage") is made this 25th day of January, 2013, by HAO & HAN, LLC, a Florida limited liability limited company, whose address is 2906 Plaza Terrace Drive, Orlando, FL 32803, hereinafter called the "Mortgagor", to EACO CORPORATION, a Florida corporation, whose address is 1500 N. Lakeview Avenue, Anaheim, CA 92807, hereinafter called the "Mortgagee".

WITNESSETH:

WHEREAS, Mortgagor is indebted to Mortgagee in the principal sum of THREE HUNDRED FIFTY THOUSAND DOLLARS AND 00/100 CENTS ($350,000.00), together with interest thereon, as evidenced by that certain promissory note of even date herewith, executed by Mortgagor and delivered to Mortgagee, the final payment of which is due on or before the 1st day of February, 2015 (the "Note", which term includes any modification, renewal, extension or alteration thereof), which by reference is made a part hereof to the same extent as though set out here in full.

NOW THEREFORE, to secure the performance by Mortgagor of all covenants and conditions of the Note, this Mortgage, and all other instruments securing the Note, and all existing or future notes, loans, guaranties, or other indebtedness owed by Mortgagor to Mortgagee, including all future advances, obligatory or otherwise, notwithstanding that such indebtedness is secured by other mortgages, and including all expenses or obligations incurred by Mortgagee pursuant to any existing or future mortgage, loan or security agreement, and in order to charge the properties, interests and rights hereinafter described with such payment and performance and for and in consideration of the sum of Ten and No/100 Dollars ($10.00), Mortgagor does hereby grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, deliver, set over, warrant and confirm unto Mortgagee, its successors and assigns, forever:

(A) THE LAND. All of the land located in the County of Seminole, State of Florida, ("The Land"), as more fully described as follows:

Legal Description: Contained on Exhibit "A" attached hereto and made a part hereof.

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Property Address: 301 E. International Speedway Boulevard, Deland, FL 32724

Parcel ID Number: 04-17-30-00-00-0951

(B) THE IMPROVEMENTS. TOGETHER WITH all buildings, structures and improvements of every nature whatsoever, now or hereafter situated on the Land, and all fixtures, now or hereafter owned by Mortgagor and located in or on, or attached to, or used or intended to be used in connection with or with the operation of the Land, buildings, structures or other improvements, or in connection with any construction being conducted or which may be conducted thereon, and owned by Mortgagor including all extensions, additions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing and all of the right, title and interest of Mortgagor in and to any such property or fixtures, together with the benefit of any deposits or payments now or hereafter made on such property or fixtures by Mortgagor or on its behalf (collectively, the "Improvements");

(C) EASEMENTS OR OTHER INTERESTS. TOGETHER WITH all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining to any of the property hereinabove described, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor, and the reversion and reversions, remainder and remainders, rents issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of Mortgagor of, in and to the same, including, but not limited to, all judgments, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of the property described in paragraphs (A), (B) and (C) hereof or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the property described in paragraphs (A), (B) and (C) hereof or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sales or other disposition of the property described in paragraphs (A), (B) and (C) hereof or any part thereof;

(D) ASSIGNMENT OF RENTS. TOGETHER WITH all rents, royalties, issues, profits, revenue, income and other benefits from the property described in paragraphs (A), (B) and (C) hereof or any part thereof to be applied against the indebtedness and other sums secured hereby; provided, however, that permission is hereby given to Mortgagor so long as no default has occurred hereunder, to collect, receive, take, use and enjoy such rents, royalties, issues, profits, revenue, income and other benefits as they become due and payable, but not in advance thereof. The foregoing assignment shall be fully operative without any further action on the part of either party and specifically Mortgagee shall be entitled, at its option upon the occurrence of a default hereunder, to all rents, royalties, issues, profits, revenue, income and other benefits from the property described in paragraphs (A), (B) and (C) hereof whether or not Mortgagee takes possession of the property described in paragraphs (A), (B) and (C) hereof. Upon any such default hereunder, the permission hereby given to Mortgagor to collect such rents, royalties, issues, profits, revenue, income and other benefits from the property described in paragraphs (A), (B) and (C) hereof shall terminate and such permission shall not be reinstated upon a cure of the default without Mortgagee's prior written consent. Neither the exercise of any rights under this paragraph by Mortgagee nor the application of any such rents, royalties, issues, profits, revenue, income or other benefits to the

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indebtedness and other sums secured hereby, shall cure or waive any default or notice of default hereunder or invalidate any act done pursuant thereto or to any such notice, but shall be cumulative of all other rights and remedies. The assignments of rents contained in this Mortgage are intended to provide Mortgagee with all the rights and remedies of mortgagees pursuant to Section 697.07 of the Florida Statutes, as may be amended from time to time.

This instrument constitutes an absolute and present assignment of the rents, royalties, issues, profits, revenue, income, and other benefits from the Mortgaged Property, subject, however, to the conditional permission given to Mortgagor to collect, receive, take, use and enjoy the same as provided hereinabove; provided, further, that the existence or exercise of such right of Mortgagor shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Mortgagor, and any such subsequent assignment by Mortgagor shall be subject to the rights of Mortgagee hereunder.

(E) ASSIGNMENT OF LEASES. TOGETHER WITH all right, title and interest of Mortgagor in and to any and all leases now or hereafter on or affecting the property described in paragraphs (A), (B) and (C) hereof, together with all security therefor and all monies payable thereunder; subject, however, to the conditional permission hereinabove given to Mortgagor to collect the rentals under any such lease. The foregoing assignment of any lease shall not be deemed to impose upon Mortgagee any of the obligations or duties of Mortgagor provided in any such lease, and Mortgagor agrees to fully perform all obligations of the lessor under all such leases. Upon Mortgagee's request, Mortgagor agrees to send to Mortgagee a list of all leases covered by the foregoing assignment and as any such lease shall expire or terminate or as any new lease shall be made, Mortgagor shall so notify Mortgagee in order that at all times Mortgagee shall have a current list of all leases affecting the property described in paragraphs (A), (B) and (C) hereof. Mortgagee shall have the right, at any time and from time to time, to notify any lessee of the rights of Mortgagee as provided in this paragraph. From time to time, upon request of Mortgagee, Mortgagor shall specifically assign to Mortgagee as additional security hereunder, by an instrument in writing in such form as shall be approved by Mortgagee, all right, title and interest of Mortgagor in and to any and all leases now or hereafter on or affecting the Mortgaged Property (as defined below), together with all security therefor and all monies payable thereunder, subject to the conditional permission hereinabove given to Mortgagor to collect the rentals under any such lease. Mortgagor shall also execute and deliver to Mortgagee any notification, financing statement or other document reasonably required by Mortgagee to perfect the foregoing assignment as to any such lease.

(F) FIXTURES. TOGETHER WITH all personal property and fixtures now or hereafter affixed to or located on the property described in paragraphs (A), (B) and (C) hereof which are deemed to be fixtures and a part of the Land under applicable law; (ii) all articles of personal property and all materials delivered to the property described in paragraphs (A), (B) and (C) hereof for use in any way thereon, and owned by Mortgagor; (iii) all contract rights, general intangibles, actions and rights in action, including all rights to insurance policies and proceeds and all liquor licenses; all equipment including parts, accessories, attachments, special tools, additions and accessions thereto, and (iv) all proceeds, products, replacements, additions, substitutions, renewals and accessions of any of the foregoing items. This Mortgage is a self-operative security agreement with respect to the above described property, but Mortgagor agrees to execute and deliver on demand such other security agreements, financing statements and other instruments as Mortgagee may request in order to perfect its security interest or to impose the

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lien hereof more specifically upon any of such property. Mortgagee shall have all the rights and remedies in addition to those specified herein of a secured party under the Florida Uniform Commercial Code.

Everything referred to in paragraphs (A), (B), (C), (D), (E) and (F) hereof and any additional property hereafter acquired by Mortgagor and subject to the lien of this Mortgage or intended to be so is herein collectively referred to as the "Mortgaged Property".

TO HAVE AND TO HOLD the same, together with all and singular tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, and the reversion and reversions, remainder or remainders, rents, issues, and profits thereof, and also all the estate, right, title, interest, homestead, dower and right of dower, elective share, spousal interests, separate estate, possession, claim and demand whatsoever, as well in law as in equity, of the said Mortgagor in and to the same, and every part thereof, with the appurtenances of the said Mortgagor in and to the same, and every part and parcel thereof unto the said Mortgagee in fee simple.

And the Mortgagor hereby covenants with the Mortgagee, that the Mortgagor is indefeasibly seized of said Land in fee simple; that the Mortgagor has full power and lawful right to convey the same in fee simple as aforesaid; that it shall be lawful for the Mortgagor, at all times peaceably and quietly to enter upon, hold, occupy, and enjoy said Land, and every part thereof; that said Mortgagor will make such further assurances to prove the fee simple title to said Land in said Mortgagor as may be reasonably required, and that said Mortgagor does hereby fully warrant the title to said Land, and every part thereof, and will defend the same against the lawful claims of all persons whomsoever.

PROVIDED ALWAYS that if the Mortgagor shall pay to Mortgagee the Note at the times and in the manner stipulated therein, and in all other instruments securing the Note, and faithfully perform all the covenants and agreements in this Mortgage and in all other instruments securing the Note, to be kept, performed or observed by Mortgagor, then this Mortgage shall cease and be null and void, but shall otherwise remain in full force and effect.

And the Mortgagor hereby further covenants as follows:

1. Payment. That Mortgagor shall comply with all provisions hereof, of the Note and of every other instrument securing the Note, and will promptly pay to Mortgagee the principal with interest thereon and all other sums required to be paid by Mortgagor under the Note and this Mortgage and all other instruments securing the Note.

2. Taxes, Assessments and Liens. That Mortgagor shall pay all taxes, assessments, liens, levies, liabilities, obligations, encumbrances, utility charges and other charges, fines, or impositions of every nature and kind whether now or hereafter imposed, levied or assessed on the Mortgaged Property, this Mortgage or the indebtedness secured hereby. All such payments shall be made when due and payable before they become delinquent and before any interest attaches or any penalty is incurred. Insofar as any such lien or encumbrance is of record, the same shall be promptly satisfied or released and evidence of such satisfaction or release shall be given to Mortgagee.

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3. Care of Mortgaged Property. That Mortgagor shall not remove or demolish any building or other property forming a part of the Mortgaged Property without the written consent of Mortgagee, or permit, commit, or suffer any waste, impairment, or deterioration of the Mortgaged Property or any part thereof, and shall keep the same and the improvements thereon in good condition and repair. Mortgagor shall notify Mortgagee in writing within five (5) days of any injury, damage or impairment of or occurring on the Mortgaged Property including, but not limited to, serious injury or loss by death or otherwise occurring on the Mortgaged Property. Mortgagee may, at Mortgagee's discretion, have the Mortgaged Property inspected at the time and Mortgagor shall pay all costs incurred by Mortgagee in executing such inspection.

4. Insurance. Mortgagor shall keep the Improvements now existing or hereafter erected on the Mortgaged Property and all parts of the Mortgaged Property insured as may be required from time to time by Mortgagee against loss by fire or other casualty and contingency in such amounts and for such periods as may be required by Mortgagee, and to pay promptly, when due, all premiums for such insurance. All such insurance shall be carried with companies approved by Mortgagee and the policies and renewals thereof shall be held by Mortgagee and have attached thereto loss payable clauses in favor of and in form acceptable to Mortgagee. In event of loss, Mortgagor shall give immediate notice by mail to Mortgagee and Mortgagee may make proof of loss if not made promptly by Mortgagor, and each insurance company concerned is hereby authorized and directed to make payments for such loss directly to Mortgagee instead of to Mortgagor or to Mortgagor and Mortgagee jointly and the insurance proceeds or any part thereof may be applied by Mortgagee at its option, after deducting therefrom all its expenses including attorney's fees, either to reduction of the indebtedness hereby secured or the restoration or repair of the property damaged. Mortgagee is hereby authorized, at its option, to settle and compromise any claims, awards, damages, rights of action and proceeds, and any other payment or relief under any insurance policy.

5. Mortgagee's Right to Make Certain Payments. In the event Mortgagor fails to pay and/or discharge any taxes, assessments, liens, levies, liabilities, obligations and encumbrances, or fails to keep the Mortgaged Property insured or to deliver the policies, premiums paid, or fails to repair the Mortgaged Property as herein agreed, Mortgagee is hereby authorized at its election to pay and/or discharge the taxes, assessments, liens, levies, liabilities, obligations and encumbrances or any part thereof, to procure and pay for such insurance or to make and pay for such repairs, without any obligation on its part to determine the validity and/or necessity thereof, and without Mortgagee waiving or affecting any option, lien, equity or right under or by virtue of this Mortgage. The full amount of each and every such payment made by Mortgagee shall be immediately due and payable by Mortgagor and shall bear interest from the date thereof until paid at the Default Rate, as hereinafter defined, and together with such interest, shall be secured by the lien of this Mortgage. Nothing herein contained shall be construed as requiring Mortgagee to advance or expend monies for any of the purposes mentioned in this paragraph.

6. Payment of Expenses. Mortgagor shall pay the costs, charges and expenses, including reasonable attorney's fees, whether incurred at the trial or appellate level, disbursements and costs of abstracts of title, incurred or paid at any time by Mortgagee because or in the event of the failure on the part of Mortgagor promptly and fully to perform, comply with and abide by each and every stipulation, agreement, condition and covenant of the Note, this Mortgage and any other instrument securing the

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Note. Such costs, charges and expenses, shall be immediately due and payable, without notice, demand, attempt to collect or suit pending. The full amount of each and every such payment shall bear interest from the date thereof until paid at the Default Rate, as hereinafter defined. All such costs, charges and expenses so incurred or paid, together with such interest, shall be secured by the lien of this Mortgage.

7. No Transfer. Mortgagor covenants and agrees not to sell, convey, transfer, lease or further encumber any interest in or any part of the Mortgaged Property without the prior written consent of Mortgagee, and any such sale, conveyance, transfer, lease or encumbrance made without Mortgagee's prior written consent shall be deemed to be an Event of Default (as defined below) under this Mortgage. If any person should obtain an interest in all or any part of the Mortgaged Property pursuant to the execution or enforcement of any lien, security interest or other right, whether superior, equal or subordinate to this Mortgage or the lien hereof, such event shall be deemed to be a transfer by Mortgagor and an Event of Default under this Mortgage. Additionally, if Mortgagor is a corporation or partnership, the sale, assignment, pledge, transfer, hypothecation, or other disposition of any proprietary or beneficial interest in Mortgagor without the prior written consent of Mortgagee shall be deemed to be an Event of Default under this Mortgage.

8. After Acquired Property. The lien of this Mortgage will automatically attach, without further act, to all after acquired property located in or on, or attached to, or used or intended to be used in connection with or with the operation of the Mortgaged Property.

10. Eminent Domain. If all or any part of the Mortgaged Property shall be damaged or taken through condemnation (which term when used herein shall include any damage or taking by any governmental authority or any other authority authorized by the laws of the State of Florida or the United States of America to so damage or take, and any transfer by private sale in lieu thereof), either temporarily or permanently, then the entire indebtedness and other sums secured hereby shall, at the option of Mortgagee, become immediately due and payable. Mortgagee shall be entitled to all compensation awards, damages, claims, rights of action and proceeds of, or on account of any damage or taking through condemnation and is hereby authorized, at its option, to commence, appear in and prosecute, in its own or Mortgagor's name, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith. All such compensation awards, damages, claims, rights of action and proceeds, and any other payments or relief, and the right thereto, are hereby assigned by Mortgagor to Mortgagee, who, after deducting therefrom all its expenses including attorney's fees, may release any monies so received by it without affecting the lien of this Mortgage or may apply the same, in such manner as Mortgagee shall determine, to the reduction of the sums secured hereby and to any prepayment charge provided in the Note, this Mortgage or any other instruments securing the Note. Any balance of such monies then remaining shall be paid to Mortgagor. Mortgagor agrees to execute such further assignments of any compensation, awards, damages, claims, rights of action and proceeds as Mortgagee may require.

11. Hazardous Substances.

(a) That the Mortgaged Property is now and at all times hereafter will continue to be in full compliance with all federal, state and local "Environmental Laws" (as that term is defined hereinafter), including but not limited to, the Comprehensive Environmental Response, Compensation and Liability

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Act of 1980 ("CERCLA"), 42 USC § 9601, et seq., the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the Resource Conservation and Recovery Act ("RCRA"), 42 USC §6901, et seq., the Florida Resource Recovery and Management Act, Section 403.701, et seq., Florida Statutes, the Pollutant Spill Prevention and Control Act, Section 376.011-376.17 and 376.19376.21 Florida Statutes, as the same may be amended from time to time, and all ordinances, regulations, codes, plans, orders, and decrees now existing or in the future enacted, promulgated, adopted, entered or issued, both within and outside present contemplation of the Mortgagor and the Mortgagee;

(b) That the Mortgagor shall notify the Mortgagee of any change of which it is aware in the nature or extent of any hazardous or toxic materials, substances or wastes maintained on, in or under the Mortgaged Property or used in connection therewith, and will transmit to the Mortgagee copies of any citations, orders, notices or other material governmental or other communication received with respect to any other hazardous materials, substances, wastes or other environmentally regulated substances affecting the Mortgaged Property;

(c) The Mortgagor agrees to indemnify, reimburse, defend and hold harmless the Mortgagee, its officers, directors, employees, successors and assigns, from and against all demands, claims, civil or criminal actions or causes of action, liens, assessments, civil or criminal penalties or fines, losses, damages, liabilities, obligations, costs, disbursements, expenses or fees of any kind or of any nature (including, without limitation, reasonable cleanup costs, attorneys', consultants' or experts' fees and disbursements and costs of litigation at trial and appellate levels) which may at any time be imposed upon, incurred by or asserted or awarded against, the Mortgagee or any such person directly or indirectly: (i) resulting from any acts or activities of the Mortgagor or its agents, employees or contractors, at, on or about the Mortgaged Property which contaminate air, soils, surface waters or groundwaters over, on or under the property; (ii) arising from or out of any Hazardous Substance on, in or under the Mortgaged Property; (iii) arising pursuant to or in connection with the application of any Environmental Law to the acts or omissions of the Mortgagor or any other person and any environmental damage alleged to have been caused, in whole or in part, by the transportation, treatment, storage, or disposal of any Hazardous Substance; or (iv) arising from or in relation to the presence, whether past, present or future, of any Hazardous Substances on the Mortgaged Property. Without limiting the foregoing, this indemnification provision specifically protects the Mortgagee and such persons against any claim or action from activities described in (i), (ii), (iii) or (iv) above, based in whole or in part upon any environmental statute, rule, regulation or policy, including but not limited to Chapters 403 and 376, Florida Statutes, the Florida Administrative Code, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, ("CERCLA") 42 USC § 9601, et seq., as amended, the Resource Conservation and Recovery Act, 42 USC § 6901, et seq., and other laws, whether now in existence or enacted in the future. The indemnification obligation hereunder shall be one of strict liability and shall be enforceable without regard to any knowledge of the Mortgagee with respect to any act or omission or condition or event which is the basis of the claim under such indemnification obligation. The obligations under this section shall not be limited to any extent by the term of any Note or other obligations of the Mortgagor, and such obligations hereunder shall continue, survive and remain in full force and effect notwithstanding payment in full or other satisfaction or release of such Note (and such other obligations) or this Mortgage.

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(d) As used herein, "Environmental Law" means any federal, state, or local statutory or common law relating to pollution or protection of the environment, including without limitation, any common law of nuisance or trespass, and any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances. As used herein, "Hazardous Substance" means any substance or material: (i) identified in Section 101(14) of CERCLA, 42 USC § 9601(14), as the same may be amended from time to time; or (ii) determined to be toxic, a pollutant or contaminant, under federal, state or local statute, law, ordinance, rule or regulation or judicial or administrative order or decision, as same may be amended from time to time, including but not limited to petroleum and petroleum products as defined in Section 376.301(13) and (14), Florida Statutes, as same may be amended from time to time.

12. Events of Default. Any one of the following shall constitute an event of default ("Event of Default"):

(a) Failure by Mortgagor to pay, as and when due and payable, any installments of principal or interest due under the Note, or any other sums to be paid by Mortgagor hereunder, or any other instrument securing the Note.

(b) Failure by Mortgagor to duly keep, perform and observe any covenant, condition or agreement in the Note, this Mortgage, or any other instrument securing the Note for a period of ten (10) days after Mortgagee gives written notice specifying the failure.

(c) If Mortgagor: (i) files a voluntary petition in bankruptcy, or (ii) is adjudicated as a bankrupt or insolvent, or (iii) files any petition or answer seeking or acquiescing in any reorganization, management, composition, readjustment, liquidation, dissolution or similar relief for itself under any law relating to bankruptcy, insolvency or other relief for debtors, or (iv) seeks, consents to or acquiesces in the appointment of any trustee, receiver, master or liquidator of itself or of all or any part of the Mortgaged Property, or (v) makes any general assignment for the benefit of creditors, or (vi) makes any admission in writing of its inability to pay its debts generally as they become due; or (vii) a court of competent jurisdiction enters an order, judgment or decree approving a petition filed against it seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, under any present or future federal, state, or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) days whether or not consecutive from the date of entry thereof; or (viii) any trustee, receiver or liquidator of it or of any part of the Mortgaged Property is appointed without the prior written consent of Mortgagee, which appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days whether or not consecutive.

(d) Any breach of any warranty or material untruth of any representation of Mortgagor contained in the Note, this Mortgage or any other instrument securing the Note.

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(e) An event of default under any existing or future notes, loans, advances, guaranties, or other indebtedness owed to the Mortgagee by the Mortgagor, or any or either of them, or under any instrument securing such indebtedness.

13. Remedies of Mortgagee

(a) Acceleration. If an Event of Default shall have occurred, Mortgagee may declare the outstanding principal amount of the Note and the interest accrued thereon, and all other sums secured hereby, to be due and payable immediately, and upon such declaration such principal and interest and other sums shall immediately become due and payable without demand, notice or presentment for payment.

(b) Other Remedies. If an Event of Default shall have occurred, Mortgagee may proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy; (a) to enforce payment of the Note or the performance of any term hereof or any other right; (b) to foreclose this Mortgage and to sell, as an entirety or in separate lots or parcels, the Mortgaged Property under the judgment or decree of a court or courts of competent jurisdiction; (c) to collect all rents, issues, profits, revenues, income, proceeds or other benefits from the Mortgaged Property; (d) to seek appointment of a receiver to enter upon and take possession of the Mortgaged Property and to collect all rents, issues, profits, revenues, income or other benefits thereof and apply the same as the court may direct and such receiver shall have al l rights and powers permitted under law; and (e) to pursue any other remedy available to it, including, but not limited to taking possession of the Mortgaged Property without notice or hearing to Mortgagor. Mortgagee shall take action either by such proceedings or by the exercise of its power with respect to entry or taking possession, or both as Mortgagee may determine.

(c) No Waiver. No delay or omission of Mortgagee or of any holder of the Note and Mortgage to exercise any right, power or remedy accruing upon any event of default shall exhaust or impair any such right, power or remedy or be construed as a waiver of any such event of default or constitute acquiescence therein.

(d) Non-Exclusive Remedies. No right, power or remedy conferred upon or reserved to Mortgagee by the Note, this Mortgage or any other instrument securing the Note is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power or remedy given hereunder or under the Note or any other instrument securing the Note, or now or hereafter existing at law, in equity or by statute.

14. Notice. All notices required by this Mortgage shall be delivered in writing and delivered personally or sent postage prepaid by certified mail, return receipt requested, or sent by a nationally recognized overnight carrier that guarantees next day delivery, and shall be directed to the other party at the address set forth in the introductory paragraph of this Mortgage, or to such other address or party as may be designated by either Mortgagor or Mortgagee by notice given from time to time in accordance with this paragraph.

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15. Time is of the essence. It is expressly agreed that time is of the essence in the performance of the terms and conditions of this Mortgage, Note and other loan documents.

16. Default Rate. The default rate ("Default Rate") shall be interest at the maximum lawful non-usurious rate permitted by applicable law, whether now or hereafter in effect.

17. Miscellaneous

(a) Successors and Assigns Bound. Whenever one of the parties hereto is named or referred to herein, the heirs, personal representatives, successors and assigns of such party shall be included and all covenants and agreements contained in this Mortgage, by or on behalf of Mortgagor or Mortgagee, shall bind and inure to the benefit of their respective heirs, personal representatives, successors and assigns.

(b) Invalid or Unenforceable. In the event that any of the covenants, agreements, terms or provisions contained in the Note, this Mortgage or any other instrument securing the Note shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein and in the Note and any other instrument securing the Note shall be in no way affected, prejudiced or disturbed thereby.

(c) Future Advances. This Mortgage is given to secure not only existing indebtedness, but also such future advances, whether such advances are obligatory or are to be made at the option of Mortgagee, or otherwise, as are made within twenty (20) years from the date hereof, to the same extent as if such future advances are made on the date of the execution of this Mortgage. The total amount of indebtedness that may be so secured may decrease or increase from time to time, but the total unpaid balance so secured at one time shall not exceed twice the face amount of the Note, plus interest thereon, and any disbursements made for the payment of taxes, levies or insurance on the Mortgaged Property, with interest on such disbursements at the Default Rate as hereinafter defined.

(d) Obligation of Mortgagor. Mortgagor shall pay the cost of releasing or satisfying this Mortgage of record.

IN WITNESS WHEREOF, the said Mortgagor has executed these presents the day and year first above written in manner and form sufficient to be binding.

[signature page follows]

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WITNESS

Printed Name CHARLES HWANG

Printed Name

MORTGAGOR
HAO & HAN, LLC
a Florida limited liability company

By: 郑瑞珠

Print Name: Rui Zhu Zheng

Title: Manager

STATE OF FLORIDA
COUNTY OF ORANGE

THE FOREGOING INSTRUMENT was acknowledged before me this 25th day of January, 2013 by Rui Zhu Zheng, as Manager of HAO & HAN, LLC, a Florida limited liability company, who is personally known to me _______ or has produced FLA D.L. and __________ as identification and who did / did not take an oath.

AGNES MAN YEE CHAU
Notary Public - State of Florida
My Comm. Expires Jul 25, 2013
Commission # DD 885243
Bonded Through National Notary Assn.

Notary Public, State of Florida
My Commission expires:

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EXHIBIT A

Legal Description

The South 324 feet of the East 279 feet of the West 309 feet of that portion of the Northwest ¼ of the Northeast ¼ of Section 4, Township 17 South, Range 30 East, Volusia County, Florida, lying Northerly of, and adjacent to U.S. Highway No. 92;

Being more particularly described as follows:

Commencing at the Northwest corner of the Northeast ¼ of the aforesaid Section 4; thence S 00° 49' 55" East, along the West line of the Northeast ¼ of said Section 4, 809.92 feet to a point on the Northerly Right-of-Way line of U.S. Highway No. 92 (said point lying 77.50 feet Northerly from the centerline of the West-Bound lanes of said highway); thence N 89° 59' 15" East, along said Northerly Right-of-Way line, 30.00 feet to the Point of Beginning of the lands described herein; said point also lying on the Easterly Right-of-Way line of "North Amelia Avenue", thence N 00° 49' 55" West, along said Easterly Right-of-Way line, 324.00 feet; thence N 89° 59' 15" East, departing said Easterly Right-of-Way line, 279.00 feet; thence S 00° 49' 55" East, 324.00 feet to a point on the aforesaid Northerly Right-of-Way line of U.S. Highway No. 92; thence S 89° 59' 15" West, along said Northerly Right-of-Way line, 279.00 feet to the Point of Beginning.

Together with that certain Easement recorded in Official Records Book 4316, Page 2225, of the Public Records of Volusia County, Florida, as modified by that certain Drainage and Entrance Modification Agreement dated December 20, 2004 and Official Records Book 5461, Page 3908, of said Public Records.

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